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                          ERNST & YOUNG LLP LETTERHEAD


                                                                 August 12, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated August 10, 1999, of Radiance Medical Systems, Inc. and are in agreement with the statements contained in the first and second paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                             /s/ ERNST & YOUNG LLP
                                             -----------------------------------
                                             ERNST & YOUNG LLP